UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 4, 2008

Commission File No. 1-10403

TEPPCO Partners, L.P.	Delaware	76-0291058
(Exact name of Registrant as specified in its charter)	(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)
1100 Louisiana Street, Suite 1600
Houston, Texas 77002
(Address of principal executive offices, including zip code)
(713) 381-3636
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement;
Item 3.02 Unregistered Sales of Equity Securities
     Underwriting Agreement
     On September 4, 2008, TEPPCO Partners, L.P. (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Lehman Brothers Inc., UBS Securities LLC and Wachovia Capital Markets, LLC, as representatives of the several underwriters named on Schedule I thereto, including Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC (collectively, the “Underwriters”) covering the issue and sale by the Partnership of 9,200,000 units representing limited partner interests in the Partnership (the “Units”), including 1,200,000 Units issuable upon exercise of the Underwriters’ option to purchase additional Units. The offering of the Units has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (Registration No. 333-153314) of the Partnership (the “Registration Statement”), and the prospectus dated September 4, 2008 relating to the Units, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act (the “Prospectus”). Certain legal opinions related to the Registration Statement are filed herewith as Exhibits 5.1 and 8.1.
     On September 5, 2008, the Underwriters provided notice to the Partnership of the exercise of their option to purchase 1,200,000 additional Units pursuant to the Underwriting Agreement. Closing of the issuance and sale of the Units is scheduled for September 9, 2008.
     The Underwriting Agreement provides that the obligations of the Underwriters to purchase the Units are subject to approval of legal matters by counsel and other customary conditions. The Underwriters are obligated to purchase all the Units if they purchase any of the Units. The Partnership has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.
     The Partnership intends to use the net proceeds from the sale of the Units to reduce borrowings outstanding under its revolving credit facility, which may be reborrowed to fund capital expenditures and other growth projects or used for general partnership purposes. Affiliates of each of Lehman Brothers Inc., UBS Securities LLC, Wachovia Capital Markets, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC are lenders under the Partnership’s revolving credit facility and, accordingly, will receive approximately 37% of the net proceeds of the offering. The underwriters have performed investment banking and advisory services for the Partnership and its affiliates from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for the Partnership and its affiliates in the ordinary course of their business.
Unit Purchase Agreement
     On September 4, 2008, the Partnership entered into a Unit Purchase Agreement (the “Unit Purchase Agreement”) with TEPPCO Unit L.P. (the “Employee Partnership”) covering the issue and sale by the Partnership to the Employee Partnership of 241,380 units representing limited partner interests in the Partnership (the “Employee Partnership Units”) at the same price at which the Units were offered to the public, for aggregate consideration of $7.0 million. The Partnership intends to use the proceeds from the sale of the Employee Partnership Units to reduce borrowings outstanding under its revolving credit facility. EPCO, Inc., an affiliate of the Partnership, serves as general partner of the Employee Partnership. The sale of the Employee Partnership Units is being effectuated in a transaction not involving a public offering and exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Closing of the issuance and sale of the Employee Partnership Units, which is conditioned upon closing of the sale of Units to the Underwriters, is scheduled for September 9, 2008. The Unit Purchase Agreement contains other customary representations, covenants and conditions.
     The summaries of the Underwriting Agreement and Unit Purchase Agreement in this report do not purport to be complete and are qualified by reference to such agreements, which are filed as exhibits hereto. These agreements contain representations, warranties and other provisions that were made or agreed to, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them.

Accordingly, they should not be relied upon as constituting a description of the state of affairs of any of the parties thereto or their affiliates at the time it was entered into or otherwise.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On or about September 5, 2008, Jerry E. Thompson, William G. Manias, J. Michael Cockrell, John N. Goodpasture and Samuel N. Brown, the executive officers named in the Executive Compensation section of our most recent Annual Report on Form 10-K, were issued Class B limited partner interests in the Employee Partnership and admitted thereto as Class B limited partners without any capital contribution. The profits interest awards (i.e., the Class B limited partner interests) in the Employee Partnership entitle each holder to participate in the appreciation in value of the Partnership’s units and to share in certain distributions of cash attributable to the Partnership units held by the Employee Partnership after payment of a preferred return to the limited partner holding capital interests in the Employee Partnership. The Class B limited partner interests are subject to forfeiture if the participating employee’s employment with EPCO is terminated prior to vesting, with customary exceptions for death, disability and certain retirements. The risk of forfeiture will also lapse upon certain change in control events. The Partnership expects that a portion of the fair value of these equity-based awards will be allocated to it under the EPCO administrative services agreement as a non-cash expense. The Partnership is not responsible for reimbursing EPCO for any expenses of the Employee Partnership, including the value of any contributions of cash for the purchase of the Employee Partnership Units.
     The following table provides information regarding the named executive officers’ percentage ownership of the Class B limited partner interests in the Employee Partnership:

Mr. Thompson	28.57%
Mr. Manias	7.14%
Mr. Cockrell	14.29%
Mr. Goodpasture	14.29%
Mr. Brown	14.29%

Item 9.01	Financial Statements and Exhibits.

The exhibits set forth below are filed herewith, except for exhibit 99.1, which is furnished herewith.
     (d)       Exhibits.

Exhibit
Number	Description

1.1	Underwriting Agreement, dated September 4, 2008, by and among TEPPCO Partners, L.P., and Lehman Brothers Inc., UBS Securities LLC and Wachovia Capital Markets, LLC, as representatives of the several underwriters named on Schedule I thereto.

5.1	Opinion of Baker Botts L.L.P.

8.1	Opinion of Baker Botts L.L.P. relating to tax matters

10.1	Unit Purchase Agreement dated September 4, 2008 by and between TEPPCO Unit L.P. and TEPPCO Partners, L.P.

10.2	Partnership Agreement of TEPPCO Unit L.P., dated September 4, 2008

23.1	Consents of Baker Botts L.L.P. (included in Exhibits 5.1 and 8.1)

Exhibit
Number	Description

99.1	Press release of TEPPCO Partners, L.P. dated September 4, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEPPCO Partners, L.P. (Registrant)
By:	Texas Eastern Products Pipeline Company, LLC
General Partner

Date: September 8, 2008	By:	/s/ William G. Manias
William G. Manias
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

1.1
Underwriting Agreement, dated September 4, 2008, by and among TEPPCO Partners, L.P., and Lehman Brothers Inc., UBS Securities LLC and Wachovia Capital Markets, LLC, as representatives of the several underwriters named on Schedule I thereto.

5.1	Opinion of Baker Botts L.L.P.

8.1	Opinion of Baker Botts L.L.P. relating to tax matters

10.1	Unit Purchase Agreement dated September 4, 2008 by and between TEPPCO Unit L.P. and TEPPCO Partners, L.P.

10.2	Partnership Agreement of TEPPCO Unit L.P., dated September 4, 2008

23.1	Consents of Baker Botts L.L.P. (included in Exhibits 5.1 and 8.1)

99.1	Press release of TEPPCO Partners, L.P. dated September 4, 2008.